EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







          As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in this Registration Statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
April 23, 2001.